    As filed with the Securities and Exchange Commission on May 5, 2000

                                                Registration No. 333-32488
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                              Amendment No 1. to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                           AML COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)


          DELAWARE                                        77-0130894
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                              1000 Avenida Acaso
                          Camarillo, California 93012
                                (805) 388-1345
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's Principal Executive Offices)

                                Kirk A. Waldron
                           AML Communications, Inc.
                              1000 Avenida Acaso
                          Camarillo, California 93012
                                (805) 388-1345
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                               Peter F. Ziegler
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 229-7000

         Approximate date of commencement of proposed sale to public:
    From time to time after this registration statement becomes effective.

  If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           _________________________



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Prospectus
----------


                           AML COMMUNICATIONS, INC.



                               150,000 Shares of
                                 Common Stock

     The selling stockholders listed herein under the caption "Selling Stockholders" may sell, from time to time, up to 150,000 shares of our common stock, issuable upon exercise of certain warrants previously issued to such selling stockholders in a private transaction. All of the net proceeds from the sale of these shares of common stock will go to the selling stockholders. We will not receive any proceeds from sales of these shares, other than $960,000, representing the aggregate exercise price of the warrants (assuming that all warrants are exercised in full and the full exercise price is paid in cash). The selling stockholders may offer the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. See "Plan of Distribution" on page 7.


     Our common stock is traded on the Nasdaq National Market under the symbol "AMLJ." On May 4, 2000, the last reported sale price of our common stock was $3.50 per share.

     You should read this prospectus carefully before you invest.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2.
                               ________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. These securities will not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               ________________


                 The date of this prospectus is May 5, 2000

                           AML COMMUNICATIONS, INC.

     We design, manufacture and market amplifiers and related products for the cellular, personal communication services ("PCS"), paging, wireless local loop ("WLL"), satellite and other communication markets. Since our inception, we have also provided a number of catalog and custom amplifiers to original equipment manufacturers ("OEM") and other customers in the communications market. Our wireless products support a broad range of analog and digital transmission standards and formats including Advanced Mobile Phone Services, Total Access Communication System, Time Division Multiple Access, Code Division Multiple Access, Wideband CDMA, Global System for Mobile Communications and Frequency Hopping Multiple Access. Products designed for application in one or more of the markets mentioned above include single channel and multi-channel power amplifiers, low-noise receive amplifiers for both indoor and weather exposed installation and receiving multicouplers.

     We were incorporated in California in 1986 as Advanced Milliwave Laboratories, Inc. In early 1994, we changed our name to AML Communications, Inc. In December 1995, in connection with the initial public offering of our common stock, we changed our state of incorporation from California to Delaware. Our principal office is 1000 Avenida Acaso, Camarillo, California 93012, and our telephone number is (805) 388-1345.

                                 RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors related to our common stock offered by this prospectus and to our business and operations. You should also carefully consider the other information in this prospectus and in the documents incorporated by reference. Some of these factors have affected our financial condition or operating results in the past or are currently affecting us. All of these factors could affect our future financial condition or operating results. If any of the following risks actually occurs, our business, including our financial condition and results of operations, could be harmed. If that happens, the trading price of our common stock could decline, and you may lose all or part of your investment.

     Our business could suffer if we cannot keep pace with the rapidly changing and highly competitive market for communications products.

     We experience significant price competition and expect price competition in the sale of our products to remain very competitive. We cannot assure you that our competitors will not develop new technologies or enhancements to existing products, or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Several of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a downturn in the pricing of their products in the future. Substantially all of our competitors have, and potential future competitors could have, substantially greater technical, marketing, distribution and other resources than we do and have, or could have, greater name recognition and market acceptance of their products and technologies.

     The markets in which we compete are characterized by rapidly changing technology, evolving industry standards and communications protocols and continuous improvements in products and services. Our future success depends on our ability to enhance our current products and to develop and introduce in a timely manner new products that keep pace with technological developments, industry standards and communications protocols, compete effectively on the basis of price, performance and quality, adequately address OEM customer and end-user customer requirements, and achieve market acceptance. We believe that to remain competitive in the future we will need to continue to develop new products, which will require the investment of significant financial resources in new product development. In this regard, with the deployment of PCS, we have developed a line of amplifiers for PCS networks. We have developed several WLL products and have still more in development. We cannot assure you that we will manufacture such products at competitive prices in sufficient volumes.

     Because our products are very technologically complex, and the manufacturing processes used to produce them is very time consuming and intricate, we may experience development delays or product defects.

     We expect that our customers will continue to demand that our products meet very high standards of quality, performance and reliability. Because we offer technologically complex products, these products often encounter development delays and may contain undetected defects or failures that are sometimes not discovered until after commercial shipments have begun. We cannot assure you that defects or failures will not occur in the future relating to our product quality, performance and reliability, and if any such defects or failures do occur, we cannot assure you that they will not have a material adverse effect on our business, financial condition and results of operations.

     Manufacturing our products is a complex process and requires significant time and expertise to meet customers' specifications. Successful manufacturing is substantially dependent upon our ability to tune these products to meet specifications in an efficient manner. In this regard, we depend on our staff of trained technicians. If we cannot design our products to minimize the manual tuning process or if we are unable to attract additional trained technicians, or we lose a number of our trained technicians, it would have a material adverse effect on our business, financial condition and results of operations.

     We cannot assure you that we will be successful doing business in international markets. We are subject to numerous risks inherent in international commerce.

     Although we are actively pursuing international customers, we cannot assure you that we will be successful in attracting them. These sales involve a number of inherent risks, including:

            .  imposition of government controls,

            .  currency exchange fluctuations,

            . potential insolvency of international distributors and representatives or customers,

            . reduced protection for intellectual property rights in some countries,

            . the impact of recessionary environments in economies outside the United States,

            .  political instability and

            . generally longer receivable collection periods, as well as tariffs and other trade barriers.

     In addition, because substantially all of our foreign sales are denominated in U.S. dollars, increases in the value of the dollar relative to the local currency would increase the price of our products in foreign markets and make our products relatively more expensive and less price competitive than our competitors' products that are priced in local currencies. We cannot assure you that these factors will not have a material adverse effect on our future international sales and, consequently, on our business, financial condition and results of operations.

     Our ability to maintain and grow our business is dependent on domestic and foreign governmental support of wireless communication systems development.

     The expansion of wireless communications services depends on developed countries, such as the United States, continuing to allow deployment of new networks and upgrades to existing networks, and on less developed countries deploying wireless communications networks. Our performance could be adversely affected by any of the following risks:

            . failure of local governments or foreign countries to allow construction of new wireless communications systems,

          . termination or delays by local governments or foreign countries of existing construction of wireless communications systems,

          . imposition of moratoriums by local governments or foreign countries on building new base stations for existing wireless communications systems, and

          . foreign authorities may disfavor wireless communications systems because of

                    .  environmental concerns,

                    .  political unrest,

                    .  economic downturns,

                    .  favorable prices for other communications services, or

                    .  delays in implementing wireless communications systems.

     We are dependent on a small number of suppliers for certain of our important components and any disruption in supply of those components could adversely affected our business.

     A number of the parts used in our products are available from only one or a limited number of outside suppliers due to unique component designs as well as our quality and performance requirements. To take advantage of volume pricing discounts, we also purchase certain customized components from single sources. We have experienced, and expect to continue to experience, shortages of single-sourced components from time to time.. Shortages have compelled us to adjust our product designs and production schedules. If single-sourced components become unavailable in sufficient quantities or available only on unsatisfactory terms, we would be required to purchase comparable components from other sources and "retune" our products to function with the replacement components, or we may be required to redesign our products to use other components, either of which could delay production and delivery of our products. If we could not obtain comparable replacements or effectively retune or redesign our products, there could be a material adverse effect on our business, financial condition and results of operations.

     Because demand for our products is dependent on demand for wireless service, and downturn in the wireless service industry could adversely affect our business.

     Demand for wireless infrastructure equipment is driven by demand for wireless service. If demand for wireless services fails to increase or increases slower than us or our customers currently anticipate, our business, financial condition and results of operations would be materially and adversely affected.

     A large portion of our client base is highly concentrated, and our business could suffer if we lose key customers.

     Our success depends in part upon the rate at which wireless infrastructure manufacturers incorporate our products into their systems. A substantial portion of the present worldwide production of RF power amplifiers is captive within the internal manufacturing operations of leading wireless infrastructure manufacturers such as Ericsson, Lucent, Motorola, Nokia and Samsung. These companies regularly evaluate whether to manufacture their own RF power amplifiers rather than purchase them from us or from other suppliers. These companies could also directly compete with us by selling their RF power amplifiers to other manufacturers and operators, including our customers. These companies may also enter joint venture or strategic relationships with our competitors. If we are not successful in increasing the use of our products by the leading wireless infrastructure manufacturers, there could be a material adverse effect on our business, financial condition and results of operations,

     Our major customers can change or cancel their orders on short notice which can result in our having more inventory and labor capacity than necessary.

     We currently sell our products into the OEM and operator distribution channels to market, both of which are highly volatile markets. As a result, we receive periodic order forecasts from our major customers who have no obligation to purchase the forecasted amounts and may change delivery schedules or the mix of products ordered with minimal notice. Despite this uncertainty, in order to meet forecasted order and/or management's projections, we must maintain significant work in process and raw materials inventory, as well as increased levels of technical production staff. To the extent our major customers purchase less than the forecasted amounts, we will have higher levels of inventory than otherwise needed, increasing the risk of obsolescence, and we will have increased levels of production staff to support such forecasted orders. Such higher levels of inventory and increased employee levels could reduce our liquidity and could have a material adverse effect on our business, results of operation and financial condition.

     Our results of operations are subject to significant fluctuations.

     Our quarterly and annual results have in the past been, and will continue to be, subject to significant fluctuations due to a number of factors, any of which could have a material adverse effect on the our business, financial condition and results of operations. We cannot assure you that we will not experience such fluctuations in the future. We establish our expenditure levels for product development and other operating expenses based on our expected revenues, and expenses are relatively fixed in the short term. As a result, variations in timing of revenues can cause significant variations in quarterly results of operations. Other factors that could cause our results to vary include:

     .  changes in timing of customer orders and shipments,

     .  the availability and cost of components,

     .  variations in the mix of products having different gross margins,

     .  discounts extended to customers for volume purchases,

     .  variations in product development and other operating expenses,

     .  changes in the average sales prices,

     .  increased warranty costs,

     . cancellations or reductions of customer orders and shipments due to economic slowdowns in key markets, and

     .  variations in manufacturing capacities, efficiencies and costs.

     We cannot assure you that we will be profitable on a quarter-to-quarter basis in the future. We believe that period-to-period comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. Due to these factors, it is likely that in some future quarter or quarters that our revenues or operating results will not meet the expectations of public stock market analysts or investors. In such event, the market price of our common stock would be materially adversely affected.

     Our business would be harmed if we cannot attract and retain key personnel.

     We need to hire and retain highly qualified technical, marketing and managerial personnel. Competition for personnel, particularly qualified engineers, is intense, and the loss of a significant number of such persons, as well as the failure to recruit and train additional technical personnel in a timely manner, could have a material adverse effect on our business, financial condition and results of operations.

     Our stock price is volatile, and you may lose all or part of your investment.

     Our common stock, and the stock market generally, have from time to time experienced significant price and volume fluctuations. The fluctuations in the stock market are often unrelated to the operating performance of particular companies, and the market prices for securities of technology companies have been especially volatile. These broad market fluctuations may adversely affect the market price of our common stock.


     Exercise of the warrants will cause dilution in net tangible book value.

     Because the exercise price per share is less than the current market price of our common stock, exercise of the warrants will cause dilution in our net tangible book value.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, other than $960,000, representing the aggregate exercise price of the warrants, (assuming that all warrants are exercised in full and the full exercise price is paid in cash).

                             SELLING STOCKHOLDERS


     In connection with our initial public offering in December 1995 and pursuant to a warrant agreement by and among AML Communications, Inc (AML), Wedbush Morgan Securities and First Security Van Kasper, Inc. (formerly Van Kasper and Company), we issued warrants exercisable into a shares of our common stock to the stockholders listed below. After giving effect to certain adjustment provisions in the warrant agreement, those warrants are now exercisable into a total of 150,000 shares of our common stock. The selling stockholders may from time to time exercise their right to purchase any or all of 150,000 shares of our common stock and subsequently offer and sell any or all of such shares pursuant to this prospectus. The following table sets forth, as of May 5, 2000, the number of shares of our common stock that each selling stockholder could beneficially own upon full exercise of the warrant. The term "selling stockholders" includes the holders listed below and their transferees, pledgees, donees or other successors. We have prepared this table based upon information furnished to us by or on behalf of the selling stockholders.

     This offering relates only to the sale of shares issuable upon exercise of the warrants by the selling stockholders named in the following table. Prior to this offering, the selling stockholders named below did not beneficially own any of our common stock outstanding on the date of this prospectus. Upon the completion of this offering, assuming that all of the shares of our common stock underlying the warrants are sold, and assuming that no other changes in the selling stockholders beneficial ownership prior to completion of this offering, the selling stockholders will not beneficially own any shares of our common stock.

                                              Number                  Percent
Name of Beneficial Owner                        of                      of
------------------------                      Shares (1)              Class (2)
                                              ---------               ---------
Wedbush Morgan Securities, Inc.                 75,000                  1.175%

First Security Van Kasper, Inc.                 75,000                  1.175%

(1)  Assumes full exercise of the warrants.
(2) Computed based on 6,380,570 shares of common stock outstanding as of February 2, 2000.

     The information regarding the selling stockholders may change from time to time. If required, we will set forth these changes in one or more prospectus supplements.

                             PLAN OF DISTRIBUTION

     The selling stockholders can use this prospectus to sell the shares at any time while the prospectus is in effect, unless we have notified the selling stockholders that the prospectus is not then available. The selling stockholders will determine if, when and how they will sell the shares they own. Any sales may occur in one or more of the following types of transactions (including block transactions):

          . transactions on the Nasdaq National Market or any other organized market or quotation system where the shares may be traded,

          . privately negotiated transactions between a selling stockholder and a purchaser, or

          . transactions effected with or through a broker-dealer acting as either agent or principal.

     These transactions may involve the transfer of the shares upon exercise or settlement of put or call options, or the delivery of the shares to replace shares that were previously borrowed from another stockholder or a combination of such methods. If a broker-dealer is used in the sale of shares, that person may solicit potential purchasers. The shares may also be transferred as a gift or pursuant to a pledge, or may be sold to a broker-dealer acting as principal. These persons may then sell the shares to another person, either directly or through another broker-dealer, subject to compliance with the requirements of the Securities Act.

     The price at which sales of the shares occur may be based on market prices or may be negotiated between the parties, and the consideration may be cash or another form negotiated between the parties. Broker-dealers acting as agents or principals may be paid compensation in the form of discounts, concessions or commissions from the selling stockholder and/or from the purchasers of the shares, or both. Brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder and/or the purchasers. We have agreed to pay certain of the costs, expenses and fees of preparing, filing and maintaining this prospectus and the registration statement of which this prospectus is a part, but we will not receive any proceeds from sale of these shares. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on it under the Securities Act.

     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, if required, we will file a supplement to this prospectus.

     If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act. Instead of using this prospectus for any sale of the shares, a selling stockholder may resell shares in compliance with the criteria and requirements of Securities Act Rule 144.

                              WHERE YOU CAN FIND
                               MORE INFORMATION

     We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these reports and other information at the SEC's public reference facilities in Washington, D.C. (located at 450 Fifth Street, N.W., Washington, D.C. 20549), Chicago (located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York (located at Seven World Trade Center, 13th Floor, New York, New York 10048). You can also obtain copies of these materials from the SEC's public reference section (located at 450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. This site contains reports, proxy and information statements and other information about registrants that file electronically with the SEC.

     The SEC permits us to "incorporate by reference" the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

     1. Our Annual Report on Form 10-KSB for the fiscal year ended March 31,
        1999;

     2. Our Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999;

     3. The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Act; and

     4. All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares offered by this prospectus.


     This prospectus is part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended (Registration No. 333-32488). This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and our common stock.

     We will provide a copy of these filings to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or verbal request. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                              Corporate Secretary
                              1000 Avenida Acaso
                          Camarillo, California 93012
                                (805) 388-1345

     You should rely only on the information contained in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                          FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statements. Except as may be required by law, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus. These statements appear in a number of places in this prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations and those of our directors or our officers with respect to, among other things:

          . our ability of the Company to realize production efficiencies due to reconfiguration of our production floor;

          .  our ability to maintain ISO 9001 certification;

          . our opportunity to secure future orders from domestic and international customers;

          . domestic and international economic conditions, generally, in our industry and in our customers' industries;

          . numbers of reductions or cancellations in orders from new or existing customers;

          .  the variability in gross margins on new products;

          . success in the design of new products or the redesign of existing products and our ability to manufacture in quantity such new or redesigned products;

          .  our ability to acquire new customers;

          . our ability to manage intensely competitive industry conditions with increasing price competition, business conditions and, growth in the wireless communications market.


     You should understand that a number of factors could cause our results to differ materially from those expressed in the forward-looking statements. The information incorporated by reference or provided in this prospectus identifies important factors that could cause such differences.

                                 LEGAL MATTERS

     The validity of the shares of common stock covered by this prospectus was passed upon by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                    EXPERTS

     The audited financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance of said firm as experts in giving said reports.

================================================================================

  No person has been authorized in connection with any offering made under this prospectus to give any information or to make any representations other than those contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, imply that there has been no change in our affairs or that the information in this prospectus is correct as of any time subsequent to the date as of which the information is given. This prospectus does not constitute an offer to sell or the solicitation of any offer to buy any of the securities offered under this prospectus to anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.

                               ________________


                               Table of Contents
                               -----------------

RISK FACTORS..............................................................    2
USE OF PROCEEDS...........................................................    6
SELLING STOCKHOLDERS......................................................    6
PLAN OF DISTRIBUTION......................................................    7
WHERE YOU CAN FIND
  MORE INFORMATION........................................................    8
FORWARD-LOOKING STATEMENTS................................................    8
LEGAL MATTERS.............................................................    9
EXPERTS...................................................................    9


                              AML COMMUNICATIONS,
                                     INC.



                                150,000 Shares
                                 Common Stock



                               ________________
                                  Prospectus
                               ________________



                                May 5, 2000

===============================================================================

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth all expenses payable by us in connection with the offering of our common stock being registered hereby. All amounts are estimated except the SEC registration fee.

     SEC Registration Fee.........................................  $   342
     Legal Fees and Expenses......................................   15,000
     Accounting Fees and Expenses.................................   10,000
     Miscellaneous................................................   10,000
          Total...................................................  $35,342
                                                                    =======

Item 15.  Indemnification of Officers and Directors

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of AML Communications, Inc. ("AML") under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. AML's Charter and Bylaws and the indemnification agreements between AML and its officers and directors provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, AML will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of AML or is or was serving at the request of AML as a director or officer of another corporation or enterprise. AML may, in its discretion, similarly indemnify its employees and agents. The Charter relieves its directors from monetary damages to AML or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, AML may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of AML has been successful in the defense of any action, suit or proceeding referred to above, AML will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Item 16.  Exhibits

     The following exhibits are filed herewith or incorporated by reference:

   Exhibit
   Number                                  Description of Exhibit
   ------                                  ----------------------

    1.2*        Warrant Agreement by and among AML Communications Inc., Wedbush
                Morgan Securities. Inc. and First Security Van Kasper, Inc.
                (formerly Van Kasper & Company) .*
    3.1*        Certificate of Incorporation
    3.2*        Bylaws

    5.1 Opinion of Gibson, Dunn & Crutcher LLP as to legality of the securities registered hereby

   23.1         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                5.1).
   23.2         Consent of Arthur Andersen LLP, independent public accountants

   24.1**       Power of Attorney (included on signature page)

* Previously filed with the Securities and Exchange Commission as an exhibit to AML's Registration Statement on Form SB-2 No. 33-99102 and incorporated herein by reference.


** Previously filed.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, I certify that I have reasonable grounds to believe that AML Communications, Inc. meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on March 28, 2000.

                           AML COMMUNICATIONS, INC.

                           By:   /s/ Kirk A. Waldron
                               _________________________________________
                                Kirk A. Waldron
                                President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name and Signature                          Title                      Date
------------------                          -----                      ----
  *
______________________   Chairman of the Board                    March 28, 2000
Jacob Inbar              and Director

/s/ Kirk A. Waldron
______________________   President, Chief Executive Officer and   March 28, 2000
Kirk A. Waldron          Director (Principal Executive Officer)

  *
______________________   Secretary, Executive Vice President-     March 28, 2000
Scott T. Behan           Sales and Marketing and Director

  *
______________________   Controller and Chief Accounting Officer  March 28, 2000
David A. Swoish          (Principal Financial and Accounting
                         Officer)

  *
______________________   Director                                 March 28, 2000
David A. Derby

  *
______________________   Director                                 March 28, 2000
Richard W. Flatow

  *
______________________   Director                                 March 28, 2000
Gerald M. Starek



*  By: /s/ Kirk A. Waldron
       -------------------
       Kirk A. Waldron,
       as Attorney-in-Fact

                                 EXHIBIT INDEX


     Exhibit
     Number                             Description of Exhibit
     -------                            ----------------------
      1.2*          Warrant Agreement by and among AML Communications Inc.,
                    Wedbush Morgan Securities, and First Security Van Kasper,
                    Inc. (formerly Van Kasper & Company).*

      3.1*          Certificate of Incorporation
      3.2*          Bylaws
      5.1           Opinion of Gibson, Dunn & Crutcher LLP as to legality of
                    the securities registered hereby
     23.1           Consent of Gibson, Dunn & Crutcher LLP (included in
                    Exhibit 5.1).
     23.2           Consent of Arthur Andersen LLP, independent public
                    accountants
     24.1**         Power of Attorney (included on signature page)

___________
* Previously filed with the Securities and Exchange Commission as an exhibit to AML's Registration Statement on Form SB-2 No. 33-99102 and incorporated herein by reference.


** Previously filed.